                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ---------------
                                  FORM 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 30, 2001
                                                        ------------------

            Florida                  0-16322                84-1061207
           ---------                ---------             --------------
  (State or Other Jurisdiction     (Commission            (IRS Employer
       of Incorporation)           File Number)         Identification No.)

         262 Old New Brunswick Avenue
         Piscataway, New Jersey                            08854
        ------------------------------                    --------
       (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code: (732) 465-1500 Ext. 2260

                              ECOS GROUP, INC.
                             14505 Commerce Way
                                  Suite 400
                          Miami Lakes, Florida 33016
                      ----------------------------------
         (Former Name or Former Address; if Changed Since Last Report)

     The Current Report of the Registrant on Form 8K dated October 3, 2001 and filed with the Securities and Exchange commission on October 5, 2001 is hereby amended to restate and amend Item 4 in its entirety to read as follows:

ITEM 4.  Change in Registrant's Certifying Accountant

     Morrison, Brown, Argiz & Company served as the independent auditors of the Registrant for the fiscal year ended March 31, 2001, and continued to serve in that capacity in connection with their review of the financial statements of the Registrant for the interim period ended September 30, 2001, at which time their services were terminated by the registrant.

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     The decision to change accountants was approved by the Board of
Directors of the registrant. None of the reports of Morrison, Brown, Argiz & Company for either of the last two fiscal years contained any adverse opinion, or was qualified as to uncertainty, audit scope or accounting principles, and the Registrant did not have any disagreements with its auditors regarding accounting and financial matters for either of the last two fiscal years or for the interim period through the date hereof.

     Upon the termination of Morrison, Brown, Argiz & Company, the Registrant retained Sobel & Co., LLC of Livingston, New Jersey, who currently serve as independent auditors of Third Millennium Telecommunications, Inc., to serve as the Registrant's independent auditors.


ITEM 7.  Financial Statements and Exhibits.

      (a) Not applicable

      (b) Not applicable

      (c) Exhibits

16. Letter of Morrison, Brown, Argiz & Company, certified public accountants, Dated December 27, 2001 regarding absence of adverse opinions, qualifications and disagreements.

                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Third Millennium Telecommunications, Inc.


                                     By: /s/ Michael Galkin
                                        --------------------------------
                                        Michael Galkin, President

January 2, 2001